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JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

EXHIBIT 21 - LIST OF SUBSIDIARIES OF JOHNSTON INDUSTRIES, INC.
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1.       Johnston Industries, Inc.
         State of Incorporation:  Delaware

2.       Southern Phenix Textiles, Inc.
         State of Incorporation:  Alabama

3.       Opp and Micolas Mills, Inc.
         State of Incorporation:  Alabama

4.       JI International, Inc.
         State of Incorporation:  Delaware

5.       Jupiter National, Inc.
         State of Incorporation:  Delaware

 .6.      Wellington Sears Company
         State of Incorporation:  Delaware